UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2008

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal	I.R.S. Employer
File Number	Executive Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

1-2198	The Detroit Edison Company	38-0478650
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On December 29, 2008, DTE Energy Company (“DTE Energy”) posted a summary of The Detroit Edison Company’s (“Detroit Edison”) Electric Rate Order to the DTE Energy website at www.dteenergy.com/investors/update.html. Detroit Edison is a wholly-owned subsidiary of DTE Energy
For a detailed discussion, please see the Summary of Detroit Edison’s Electric Rate Order dated December 29, 2008, attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Summary of Detroit Edison’s Electric Rate Order dated December 29, 2008.
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in both of DTE Energy’s and The Detroit Edison Company’s (“Detroit Edison”) 2007 Form 10-K and 2008 Forms 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison that discuss important factors that could cause DTE Energy’s and Detroit Edison’s actual results to differ materially. DTE Energy and Detroit Edison expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 29, 2008	DTE ENERGY COMPANY (Registrant)
/s/Daniel G. Brudzynski
Daniel G. Brudzynski
Vice President — Regulatory Affairs

THE DETROIT EDISON COMPANY (Registrant)
/s/Daniel G. Brudzynski
Daniel G. Brudzynski
Vice President — Regulatory Affairs

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Summary of Detroit Edison’s Electric Rate Order dated December 29, 2008.